SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Date of Report (Date of earliest event reported)      December 31, 2003

METALINE MINING AND LEASING COMPANY

(Exact name of registrant as specified in its charter)

Washington

001-01428

91-0684860

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification No.)

601 W. Main Avenue, Ste. 714        Spokane, WA  99201-0677

(Address of principal executive offices)

Registrant's telephone number, including area code

(509) 455-9077

N/A

(Former name or former address, if changed since last report)

ITEM 1.  Changes in Control of Registrant

The Company and shareholder Albert M. Zlotnick have entered into and closed a transaction whereby Mr. Zlotnick has sold 7,277,734 shares of the Company’s Common stock to the Company for an aggregate sales price of $575,000. Mr. Zlotnick, who previously held 50% of the Company’s outstanding stock now holds 100 shares  of the Company’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METALINE MINING AND LEASING COMPANY

/s/ Gregory B. Lipsker

Date:

January 9, 2004

By:

      Gregory B. Lipsker, President